EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Directors
Gain Capital Holdings, Inc.
Bedminster, NJ 07921
United States of America

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-208175) and Form S-8 (No. 333-211097) of Gain Capital Holdings, Inc. of our report dated March 15, 2016, relating to the consolidated financial statements of Gain Capital UK Limited, which appears in this Annual Report on Form 10-K of Gain Capital Holdings, Inc.

/s/ BDO LLP

BDO LLP
London, United Kingdom
March 14, 2018